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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 033-83394, 033-86340, 033-99664 and 333-16095)
and Form S-8 (File Nos. 033-62788, 033-83406, 333-39413 and 333-58542) of
Zonagen, Inc. of our report dated March 19, 2004 relating to the consolidated financial statements of Zonagen, Inc. and subsidiary which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Consolidated Financial Data" in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 30, 2004